Exhibit 4.(iii)

CONTRACT SCHEDULE PAGE

PRODUCT NAME:	Symetra [Retirement Passport] Group Variable Annuity

CONTRACTHOLDER:	[City Hall] [Box 1234] [Any Place, Washington 99876]

PLAN:	[City Hall 403b Plan]

CONTRACT NUMBER:	[000000000]

CONTRACT DATE:	[03/01/2005]

DELIVERED IN THE STATE OF:	[Any State] AND GOVERNED BY ITS LAWS.

MAXIMUM PARTICIPANT ISSUE AGE:	[85] The Certificate Date must be prior to the Participant’s [86th] birthday.

MAXIMUM ANNUITIZATION AGE:	[95] Annuity payments must begin prior to the Participant’s [96th] birthday.

MINIMUM PURCHASE PAYMENT:	[$30.00]

MINIMUM SUBSEQUENT PURCHASE PAYMENT:	[$30.00]

MINIMUM GUARANTEED INTEREST RATE:	1.50% This is an annual effective interest rate.

ANNUAL ADMINISTRATION MAINTENANCE CHARGE:	[$30.00] each Certificate year. The charge will not be deducted if the Participant Account Value is [$50,000] or more when the charge is to be deducted.

DAILY CHARGES:

Mortality and Expense Risk Charge:	Equal on an annual basis to [1.25%] of the average daily net assets of each Portfolio.

[Sub-Account Fund Facilitation Fee:	[.25%]. This is deducted if you are invested in any of the [Vanguard] Variable Insurance Fund Portfolios. [.10%]. This is deducted if you are invested in any of the [Calvert] Variable Insurance Fund Portfolios.]

SURRENDER CHARGE SCHEDULE:	Years Elapsed Since Certificate Date	Surrender Charge As A Percentage of Amount Withdrawn
	0	9% of amount withdrawn
	1	8% of amount withdrawn
	2	7% of amount withdrawn
	3	6% of amount withdrawn
	4	5% of amount withdrawn
	5	4% of amount withdrawn
	6	3% of amount withdrawn
	7	2% of amount withdrawn
	8	1% of amount withdrawn
	9+	0% of amount withdrawn

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[We will not deduct the surrender charge for the following:

•     if the total amount withdrawn during the Certificate Year does not exceed 10% of the Participant Account Value;

•     payments made under an annuity option;

•     the death of a Participant;

•     the disability of a Participant, as defined by the Plan;

•     the retirement of a Participant in accordance with the Plan;

•     a separation of service with the employer sponsoring the Plan if the separation occurs after the Participant reaches ages 55 and the Participant has been invested in the Contract for at least five years unless the separation is due to Plan termination or employer shutdown;

•     payments of required minimum distributions to a Participant under Internal Revenue Code Section 401(a)(9) or other applicable section of the Internal Revenue Code requiring minimum distributions;

•     a loan to a Participant and applicable loan charges;

•     withdrawals when the Participant Account has been in effect for at least 5 years and the Participant has attained age 59 1/2;

•     return of excess deferrals, excess contributions, or excess aggregate contributions as certified by the Plan;

•     the annual administration maintenance charge, withdrawal charge, transfer charge or premium taxes;

•     repetitive withdrawals, if the withdrawals are equal or substantially equal and are expected to deplete the Participant Account Value over the Participant’s life expectancy or the joint life expectancy of the Participant and Beneficiary; and

•     to make a payment pursuant to a qualified domestic relations order.]

TRANSFERS:

[$50.00] minimum amount to transfer into any Investment Option.

[$500.00] minimum amount to transfer out of an Investment Option at one time, or the entire amount in an Investment Option, if the remaining balance will be less than [$500.00].

[20%] allowed to be transferred out of the Fixed Account, per Certificate Year. After a transfer from the Fixed Account, the Participant may not make a transfer back into the Fixed Account for 180 days, unless such transfer is part of a Symetra approved Investment Options rebalancing program.

TRANSFER CHARGE:	[12] transfers free of charge, each Certificate Year. Thereafter, [$10] or [2%] of the amount transferred, whichever is less.

WITHDRAWALS:

[$500.00] minimum amount or the entire amount from the Investment Option, if less.

Remaining Participant Account Value required after the withdrawal [$2,000], unless Purchase Payments for a Participant have been received within the past [12] months.

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WITHDRAWAL CHARGE:	[$25.00] for each withdrawal after the first withdrawal in a Certificate Year.

PREMIUM TAXES:	[0.00%]

SEPARATE ACCOUNT:	SYMETRA SEPARATE ACCOUNT C

INVESTMENT OPTIONS:
[Symetra Fixed Account]
[AIM V.I. Mid Cap Core Equity Fund (Series II shares)]	[Mutual Shares Securities Fund – Class 2]
[American Century VP Inflation Protection Class II Fund]	[Templeton Developing Markets Securities Fund – Class 2]
[American Century VP International Class II Fund]	[Templeton Global Bond Securities Fund – Class 2]
[BlackRock Global Allocation V.I. Fund, Class III]	[Templeton Growth Securities Fund – Class 2]
[BlackRock Global Growth V.I. Fund, Class III]	[Goldman Sachs VIT Government Income Fund – Service Shares
[BlackRock Large Cap Value V.I. Fund, Class III]	[Neuberger Berman AMT Guardian Portfolio – Class S]
[Calvert Social Balanced Portfolio]	[Neuberger Berman AMT Regency Portfolio– Class S]
[Calvert Social Equity Portfolio]	[Neuberger Berman AMT Mid Cap Growth Portfolio –][
[Calvert Social Mid-Cap Growth Portfolio]	[PIMCO All Asset Portfolio – Advisor Class Shares]
[Columbia Mid Cap Value Fund, Variable Series Class B Shares]	[PIMCO Total Return Portfolio – Advisor Class Shares]
[Columbia Mid-Cap Growth Fund, Variable Series Class B Shares]	[Vanguard VIF – Balanced Portfolio]
[Columbia Small Company Growth Fund, Variable Series Class B Shares]	[Vanguard VIF – High Yield Bond Portfolio]
[Columbia Small Cap Value Fund, Variable Series Class B Shares]	[Vanguard VIF – International Portfolio]
[DWS Capital Growth VIP – Class B Shares]	[Vanguard VIF – Mid-Cap Index Portfolio]
[Fidelity VIP Contrafund® Portfolio – Service Class 2]	[Vanguard VIF – REIT Index Portfolio]
[Fidelity VIP Freedom 2010 Portfolio – Service Class 2]	[Vanguard VIF – Total Bond Market Index Portfolio]
[Fidelity VIP Freedom 2015 Portfolio – Service Class 2]	[Vanguard VIF – Total Stock Market Index Portfolio]
[Fidelity VIP Freedom 2020 Portfolio – Service Class 2]
[Fidelity VIP Freedom 2025 Portfolio – Service Class 2]	[Retail Funds available to the general public outside of variable annuity and variable life insurance contracts:]
[Fidelity VIP Freedom 2030 Portfolio – Service Class 2]
[Fidelity VIP Freedom 2035 Portfolio – Service Class 2]	[American Funds AMCAP Fund]
[Fidelity VIP Freedom 2040 Portfolio – Service Class 2]	[American Funds American Balanced Fund]
[Fidelity VIP Freedom 2045 Portfolio – Service Class 2]	[American Funds American High-Income Trust Fund]
[Fidelity VIP Freedom 2050 Portfolio – Service Class 2]	[American Funds Capital World Bond Fund]
[Fidelity VIP Freedom Income Portfolio – Service Class2]	[American Funds EuroPacific Growth Fund]
[Fidelity VIP Freedom Income Portfolio – Service Class 2]	[American Funds The Growth Fund of America]
[Fidelity VIP Money Market Portfolio – Service Class 2]	[American Funds The Investment Company of
[Franklin Flex Cap Growth Securities Fund – Class 2]	America]
[Franklin Income Securities Fund – Class 2]	[American Funds New Perspective Fund]
[Franklin Small Cap Value Securities Fund – Class 2]	[American Funds Washington Mutual Investors Fund]
[Franklin Small-Mid Cap Growth Securities Fund – Class 2]	[DWS Dreman Small Cap Value Fund – Class A Shares]
[Franklin U.S. Government Fund – Class 2]	[Neuberger Berman Genesis Fund – Advisor Class]
[Franklin Templeton VIP Founding Funds Allocation Fund – Class 2]]

ANNUITY SERVICE OFFICE:
Home Office:	Mailing Address:
Symetra Life Insurance Company	Symetra Life Insurance Company
Retirement Services	Retirement Services
[777 108th Avenue NE Suite 1200]	[P.O. Box 3882]
[Bellevue, Washington 98004]	[Seattle, Washington 98124]
Telephone: [1-800-796-3872 x22299]	Fax: [(866)-532-1359]

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